UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2020

Siebert Financial Corp.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

120 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Siebert Financial Corp. (the “Company”), appointed John J. Gebbia as a new member of the Company’s Board of Directors, effective June 1, 2020. Mr. Gebbia’s term of office will continue until the next annual meeting of the Company’s shareholders.

Since February 2017, Mr. Gebbia has served as a Special Advisor to the Board of Directors. John J. Gebbia commenced his employment in the brokerage industry in 1959. In 1962, Mr. Gebbia became Executive Vice President of Walston & Company. After becoming CEO of Jesup & Lamont, an institutional brokerage firm, Mr. Gebbia purchased the company in 1983. Thereafter, Mr. Gebbia owned and/or controlled various brokerage firms including Kennedy Cabot & Co., which was sold in 1997 to Toronto Dominion Bank for $160,000,000.

Mr. Gebbia’s wife, Gloria E. Gebbia, is a member of the Board of Directors. Further, Gloria E. Gebbia is a member of a Section 13(d) group with Kennedy Cabot Acquisition, LLC and her three sons.

Mr. Gebbia will not receive compensation for his service on the Company’s Board of Directors, other than reimbursement of certain expenses incurred in such service.

Since the beginning of the Company’s last fiscal year, there have been no related party transactions involving Mr. Gebbia (or any of his immediate family members) required to be reported under Item 404(a) of Regulation S-K, except for the following transactions involving Mr. Gebbia’s wife, Gloria E. Gebbia, and his sons:

●
As disclosed on a Form 8-K filed on December 4, 2019, the Company entered into an unsecured promissory note (the “Note”) with Gloria E. Gebbia, pursuant to which the Company borrowed $3,000,000 to finance part of its acquisition of Weeden Prime Services, LLC.

●
As disclosed on a Form 8-K filed on January 7, 2020,  pursuant to the terms of a an Agreement and Plan of Merger by and between the Company, Muriel Siebert & Co, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MSCO”), StockCross Financial Services, Inc. (“StockCross”) and Michael J. Colombino, on behalf of himself and as representative of the other StockCross shareholders, the Company acquired, from the StockCross shareholders, all of the StockCross Shares in exchange for a total of 3,298,774 shares of common stock of the Company and StockCross was merged with and into MSCO (the “Merger”).  Gloria E. Gebbia was an owner and a director of StockCross prior to the Merger and received 269,865 shares of the Company’s common stock in the Merger. In addition, Mr. Gebbia’s sons were owners of StockCross prior to the Merger and received a total of 2,276,907 shares of the Company’s common stock in the Merger.

Forward-Looking Statements.
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Forward-looking statements include statements regarding the impact of disruptions to the Company’s operations caused by the COVID-19 pandemic. Such forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic on the Company and the United States and global financial markets and economies as a whole. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information regarding COVID-19, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2020
	By:	/s/ Andrew H. Reich
Andrew H. Reich
Executive Vice President, Chief Operating Officer, Chief
Financial Officer and Secretary